UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2006

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412 13-3641539

(Commission File Number) (IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2006, the Registrant entered into a Fourth Amendment to Revolving Loan Agreement, Promissory Notes and Other Loan Documents (the "Fourth Amendment") with Keltic Financial Partners, LP ("Keltic"). Pursuant to the Fourth Amendment, the maturity date of the revolving loan agreement between the Registrant and Keltic, originally entered into on May 30, 2003 (the "Loan Agreement") was extended for one year through May 30, 2007, and the interest rate under the Loan Agreement was changed to the prime rate, as determined in the Fourth Amendment, plus one hundred basis points, or six and one-half percent per annum, at the option of Keltic.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2006, Robert L. Zech, a member of the Registrant's Board of Directors (the "Board"), advised the Board that he would not stand for re-election to the Board at the expiration of his current term, which will expire at the Annual Meeting of Shareholders to be held in the year 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A. On March 10, 2006, pursuant to Paragraph 1 of Article IX of the Registrant's By-Laws the "By-Laws"), entitled "By-Law Amendment", the Board approved the amendment of Paragraph 3 of Article III of the By-Laws, entitled "Directors", to read as follows:

3. NUMBER OF DIRECTORS: The number of directors shall be fixed by the board of directors but in any event, shall be no less than five (5). The minimum number of directors may be increased or decreased (but in no event shall it be decreased to less than five) by resolution adopted by the stockholders entitled to vote at a meeting of the stockholders, provided the notice of the proposed increase or decrease is included in the notice of meeting. No decrease in the minimum number of directors shall have the effect of removing any director prior to the expiration of the term of office.

This amendment replaces and supersedes the previous Paragraph 3 of Article III of the By-Laws, which read as follows:

3. NUMBER OF DIRECTORS: The number of directors shall be fixed by the board of directors but in any event, shall be no less than seven (7). The minimum number of directors may be increased or decreased (but in no event shall it be decreased to less than five) by resolution adopted by the stockholders entitled to vote at a meeting of the stockholders, provided the notice of the proposed increase or decrease is included in the notice of meeting. No decrease in the minimum number of directors shall have the effect of removing any director prior to the expiration of the term of office.

B. On March 10, 2006, pursuant to Paragraph 1 of Article IX of the Registrant's By-Laws (the "By-Laws"), the Board approved the amendment of Article IV of the By-Laws to renumber Paragraphs 2 through 4, to become Paragraphs 3 through 5, and to insert and create a new Paragraph 2, to read as follows:

  2. AUDIT COMMITTEE: The board, by resolution adopted by a majority of the entire board, shall appoint from among its members, an Audit Committee consisting of three or more directors. Each member of the audit committee must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350 (d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings. The audit committee's purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and to prepare an audit committee report where required by the SEC's rules to be included in the Company's annual proxy statements, or, if the Company does not file a proxy statement, in the Company's annual report filed on Form 10-KSB or Form 10-K with the SEC. As soon as practicable after creation of the audit committee, the Board shall adopt a charter consistent with these by-laws and setting forth the responsibilities and authority of the audit committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(ii) Amended By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: March 14, 2006

By: /S/ Stephen P. Mandracchia

Name: Stephen P. Mandracchia

Title: Vice President Legal & Regulatory, Secretary